AMSCAN HOLDINGS, INC.
                               80 Grasslands Road
                               Elmsford, NY 10523

                                December 1, 1999

Mr. James M. Harrison
16 High Street
East Williston, New York 11596

               Re: Amendment of Employment Agreement

Dear Jim:

     In connection with the employment agreement dated August 10, 1997 (the "Employment Agreement") between James M. Harrison (the "Executive") and Amscan Holdings, Inc. (the "Company"), the parties hereto agree that Paragraph 4(a) of the Employment Agreement is hereby amended to provide that with respect to the termination of the Restricted Period as to Executive's remaining Restricted
Stock (which was to be released from the Restricted Period in increments commencing on January 1, 2000), the Restricted Period shall continue until January 1, 2007, unless the Restricted Period sooner terminates as to all of the Restricted Stock upon the occurrence of any of the "earlier termination" events set forth in Paragraph 4(a) (including upon the nonrenewal of the Employment Agreement by the Company).

     Except as specifically set forth herein, all other terms of the Employment Agreement shall continue in full force and effect.

     If the foregoing meets with your understanding, please execute the enclosed copy of this letter and return same to the undersigned.

                                            Very truly yours,

                                            AMSCAN HOLDINGS, INC.

                                            By:   /s/ GERALD C. RITTENBERG
                                                  ----------------------------
                                                  Name:
                                                  Title:

ACCEPTED AND AGREED TO AS OF
THIS 1st DAY OF DECEMBER, 1999:

/s/ JAMES M. HARRISON
------------------------------
James M. Harrison